Exhibit 1.1
AGNC INVESTMENT CORP.
SHARES OF COMMON STOCK
($0.01 PAR VALUE PER SHARE)

AMENDMENT NO. 1 TO
SALES AGREEMENT
May 9, 2024
[NAME OF AGENT]
[ADDRESS OF AGENT]

Ladies and Gentlemen:
This Amendment No. 1 (this “Amendment”) to the Sales Agreement (as defined below) is entered into as of the date first written above (the “Effective Date”) by AGNC Investment Corp., a Delaware corporation (the “Company”), and [●] (the “Agent”), in order to amend that certain Sales Agreement, dated October 12, 2023 (the “Sales Agreement”), relating to the offer and sale of shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $1,250,000,000 (the “Shares”) from time to time through the Agent, acting as agent and/or principal.
The parties wish to amend the Sales Agreement through this Amendment to increase the aggregate offering price of Shares that may be sold by the Company under the Sales Agreement and the Alternative Sales Agreements. The Company has also entered into separate amendments to the Alternative Sales Agreements, dated as of the Effective Date, with each of the Alternative Agents.
Section 1.Definitions. Unless otherwise specified herein, capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to such terms in the Sales Agreement.
Section 2.Representation and Warranty. The Company represents and warrants to the Agent that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company.
Section 3.Amendments to the Sales Agreement.
(a)On and after the Effective Date, “$1,250,000,000” in the Sales Agreement shall remain available as the aggregate offering price of Shares that may be sold by the Company under the Sales Agreement and the Alternative Sales Agreements, after giving effect to any prior issuances before the Effective Date.
(b)All references to the Sales Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the

Sales Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Sales Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “Base Prospectus,” “Prospectus Supplement” and “Prospectus” contained in the Sales Agreement prior to the Effective Date.
Section 4.Applicable Law. This Amendment and any claim, controversy or dispute arising hereunder or related hereto shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its choice of law provisions.
Section 5.Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 6.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and between the Agent and the Company in accordance with its terms.
Very truly yours,
AGNC INVESTMENT CORP.
By:    /s/ Bernice Bell
Name:    Bernice Bell
Title:    Executive Vice President and
Chief Financial Officer

[Signature Page to
Amendment No. 1 to Sales Agreement]

Accepted as of the date hereof:
[●]
By:
Name:
Title:

[Signature Page to
Amendment No. 1 to Sales Agreement]